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                                                                     Exhibit 5.1

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                  12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005
                                    ______
                          Telephone:  (202) 347-0300
                          Facsimile:  (202) 347-2172
                                 WWW.EMTH.COM

TIMOTHY B. MATZ                                         JEFFREY D. HAAS
STEPHEN M. EGE                                          KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                      KENNETH B. TABACH
W. MICHAEL HERRICK                                      PATRICIA J. WOHL
GERARD L. HAWKINS                                       FIORELIO J. VICENCIO*
NORMAN B. ANTIN                                         DAVID TEEPLES*
JOHN P. SOUKENIK*                                       CRISTIN ZEISLER
GERALD F. HEUPEL, JR.                                   ERIC M. MARION*
JEFFREY A. KOEPPEL                                      DANIEL R. KLEINMAN*
DANIEL P. WEITZEL
PHILIP ROSS BEVAN                                       _____________
HUGH T. WILKINSON

                             October 29, 1999           OF COUNSEL

                                                        ALLIN P. BAXTER
                                                        JACK I. ELIAS
                                                        SHERYL JONES ALU

*NOT ADMITTED IN D.C.        VIA EDGAR

Board of Directors
CB&T Holding Corporation
1100 Poydras Street, Suite 100
New Orleans, Louisiana 70112

    Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $11,500,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") of CB&T Holding Corporation, a Louisiana corporation (the "Corporation"), up to $11,500,000 aggregate liquidation amount of Cumulative Trust Preferred Securities (the "Trust Preferred Securities") of Crescent Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Trust Preferred Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Trust Preferred Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
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    Upon the basis of such examination, we advise you that, when:

        (1) the Registration Statement relating to the Junior Subordinated Debentures, the Trust Preferred Securities and the Guarantee has become effective under the Act;

        (2) the Guarantee Agreement relating to the Guarantee with respect to the Trust Preferred Securities of the Issuer has been duly executed and delivered;

        (3) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

        (4) the Trust Preferred Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement;

the Junior Subordinated Debentures and the Guarantee relating to the Trust Preferred Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, with the enforceability thereof subject to (a) applicable bankruptcy, insolvency, receivership, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of holding companies of insured depository institutions, or (b) general equity principles, including those limiting the right to specific performance or other equitable relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    We understand that you have received an opinion regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

    Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P

                                       By: /s/ Gerald F. Heupel, Jr.
                                           -------------------------------------
                                           Gerald F. Heupel, Jr., a Partner